UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BLACKHAWK NETWORK HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACKHAWK NETWORK HOLDINGS, INC.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), has unanimously approved and adopted, and our parent company, Safeway Inc. (“Safeway”), as the holder of a majority of the combined voting power of our outstanding common stock, has executed an Action by Written Consent of Stockholders in lieu of a meeting of stockholders (the “Stockholder Consent”) approving, an amendment to our certificate of incorporation (the “Charter Amendment”). A copy of the Charter Amendment is attached to the accompanying Information Statement as Appendix A. The Action by Written Consent of Stockholders was executed and delivered to the Company on February 27, 2014, the record date established by the Board, by Safeway as the holder of 10,592 shares of Class A common stock, representing approximately 0.09% of our total outstanding shares of Class A common stock and 0.09% of the voting power of our Class A common stock, and 37,838,709 shares of our Class B common stock, representing approximately 94.0% of our total outstanding shares of Class B common stock and 94.0% of our voting power of our Class B common stock, and together representing approximately 72.1% of our total outstanding shares of common stock and 91.2% of the combined voting power of our outstanding common stock, and was sufficient to approve the Charter Amendment.

The accompanying Information Statement is being furnished to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. This Notice and the accompanying Information Statement also serve as notice pursuant to Section 228(e) of the Delaware General Corporation Law and the Exchange Act of the approval of the Charter Amendment by less than the unanimous written consent of our stockholders. Your consent regarding the Charter Amendment is not required and is not being solicited in connection with this corporate action. This Notice is not a notice of a meeting of stockholders, and no stockholders’ meeting will be held to consider any matter described in the accompanying Information Statement. The accompanying Information Statement is being provided to you for informational purposes only. We encourage you to read the accompanying Information Statement, including Appendix A, for further information regarding this corporate action.

The accompanying Information Statement will be first mailed to stockholders on or about March     , 2014. The Stockholder Consent will become effective on April     , 2014 or such later date that is the 21st calendar day after the Company sends or gives the accompanying Information Statement to its stockholders (the “Effective Date”). We anticipate effecting the Charter Amendment by filing it with the Secretary of State of the State of Delaware on or about the Effective Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ David E. Durant
David E. Durant Secretary

Pleasanton, California

Dated: March     , 2014

i

BLACKHAWK NETWORK HOLDINGS, INC.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

INFORMATION STATEMENT

Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company,” “Blackhawk,” “we,” “us” or “our”), is furnishing this Information Statement to you, as a holder of our Class A common stock, par value $0.001 per share (the “Class A Common Stock”) or our Class B common stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), to provide you with information regarding, and a description of, action that was taken by written consent in lieu of a meeting of stockholders by our parent company, Safeway Inc. (“Safeway”), as the holder of a majority of the combined voting power of the Common Stock. On February 27, 2014, the record date (the “Record Date”) established by our board of directors (the “Board”), Safeway, as the holder of 10,592 shares of Class A Common Stock and 37,838,709 shares of Class B Common Stock, representing approximately 0.09% of our total outstanding shares of Class A Common Stock, 94.0% of our total outstanding shares of Class B Common Stock, 72.1% of our total outstanding shares of Common Stock and 91.2% of the combined voting power of our outstanding Common Stock as of such date, executed and delivered to the Company an Action by Written Consent of Stockholders (the “Stockholder Consent”), in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and our bylaws and certificate of incorporation, approving an amendment to our certificate of incorporation (the “Charter Amendment”), a copy of which is attached hereto as Appendix A. The Stockholder Consent will become effective on April     , 2014 or such later date that is the 21st calendar day after the Company sends or gives this Information Statement to its stockholders (the “Effective Date”). We anticipate effecting the Charter Amendment by filing it with the Secretary of State of the State of Delaware on or about the Effective Date.

This Information Statement is being mailed on or about March     , 2014 to stockholders of record on the Record Date. This Information Statement is being furnished to you only to inform you of the corporate action described herein in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. As of the Record Date, there were 12,246,741 shares of Class A Common Stock and 40,247,280 shares of Class B Common Stock outstanding. The approval of the Charter Amendment required the approval of the holders of a majority of the combined voting power of our outstanding Common Stock. As of the Record Date, an aggregate of 207,359,771 votes constituted the requisite majority for such approval.

This is not a notice of a meeting of stockholders, and no stockholders’ meeting will be held to consider any matter described in this Information Statement. Safeway, as the holder of a majority in voting power of the outstanding shares of our Common Stock, has voted to approve the Charter Amendment, which vote is sufficient to satisfy the stockholder vote requirement for this action. Accordingly, no additional votes will be needed to approve this action.

Important Notice Regarding the Availability of an Information Statement for Action Taken by Written Consent of the Stockholders: This Information Statement is available electronically at                 .

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

On February 27, 2014, the Board approved the adoption of the Charter Amendment and directed that the Charter Amendment be submitted to stockholders for approval. This approval was based upon, among other things, the recommendation of the Conflicts Committee of the Board, which is comprised solely of independent directors not affiliated with Safeway. The recommendation of the Conflicts Committee was sought because the Charter Amendment modifies the potential terms of a spin-off by Safeway of its shares of our Common Stock, and thus Safeway could be construed as having an interest in the Charter Amendment distinct from that of our public stockholders.

On February 27, 2014, Safeway, as the holder of a majority of the combined voting power of our outstanding Common Stock, approved the Charter Amendment by action taken by written consent without a meeting in accordance with the DGCL and our bylaws and certificate of incorporation. No further vote of our stockholders is required. The Stockholder Consent will become effective on April     , 2014 or such later date that is the 21st calendar day after the Company sends or gives this Information Statement to its stockholders. We anticipate effecting the Charter Amendment by filing it with the Secretary of State of the State of Delaware on or about such date.

The following is a description of the principal features of the Charter Amendment. The following description of the Charter Amendment is a summary only and stockholders are encouraged to read the full Charter Amendment, which is attached to this Information Statement as Appendix A and which is incorporated herein by reference.

Summary of the Charter Amendment

On February 19, 2014, Safeway announced that it intended to distribute its shares of Common Stock to all Safeway stockholders. Safeway further announced that its current plan is to make the distribution on a pro rata basis to all Safeway stockholders in a transaction intended to be tax-free to Safeway and its stockholders. However, Safeway further noted, that if it ultimately consummated a strategic transaction involving the sale of Safeway, then the distribution may be taxable.

Our existing certificate of incorporation includes certain provisions that would apply in the event of any distribution of shares of Common Stock to Safeway stockholders (a “Spin-Off”) that is intended to be tax-free for federal income tax purposes. It does not contemplate the possibility that the intended tax treatment of a Spin-Off may not be fixed at the time Safeway distributes its shares of Common Stock. The Charter Amendment changes certain provisions of our certificate of incorporation concerning a potential Spin-Off so as to be applicable whether or not the Spin-Off is intended to be tax-free to Safeway and its stockholders.

Under our certificate of incorporation, holders of our Class A Common Stock and Class B Common Stock have identical rights except that, other than as required under applicable law, on any matter submitted to a vote of our stockholders, holders of our Class A Common Stock are entitled to one vote per share of Class A Common Stock and holders of our Class B Common Stock are entitled to ten votes per share of Class B Common Stock. Safeway currently holds 37,838,709 shares of our Class B Common Stock and 10,592 shares of our Class A Common Stock.

Pursuant to the existing terms of our certificate of incorporation, each share of our Class B Common Stock is convertible into a share of our Class A Common Stock at any time at the option of the holder thereof and will automatically be converted into a share of our Class A Common Stock upon (i) a transfer of such share of Class B Common Stock (or a transfer of any legal or beneficial interest in such share), (ii) Safeway ceasing to beneficially own at least 15% of the Company’s then outstanding capital stock or (iii) the affirmative vote or written consent, as permitted, of the holders of a majority of the then outstanding shares of our Class B Common Stock, voting as a separate class (each event described in clause (i), (ii) or (iii) of this sentence being referred to as a “Conversion Event”). Our existing certificate of incorporation provides that following a Spin-Off intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended, shares of our Class B Common Stock that are transferred to a stockholder of Safeway or any successor company in the Spin-Off will no longer be convertible, whether voluntarily or automatically upon the occurrence of a Conversion Event, into a share of our Class A Common Stock. Once the Charter Amendment becomes effective, any Spin-Off involving the distribution of shares of our Common Stock then beneficially owned by Safeway to the holders of equity securities of Safeway, whether or not such Spin-Off is intended to be tax-free for federal income tax purposes, will result in each share of our Class B Common Stock that is transferred to a stockholder of Safeway no longer being convertible into a share of our Class A Common Stock.

Reasons for and Effect of the Charter Amendment

The Charter Amendment has the effect of providing greater flexibility to Safeway in structuring a Spin-Off that may or may not be tax-free to Safeway and its stockholders. Our Board believes that a Spin-Off is in the best interests of Blackhawk and is supportive of such a transaction. Among other things, a Spin-Off would allow us to pursue our business strategy as an entirely independent entity, no longer controlled by Safeway, solely focused on our prepaid payment network and related businesses.

Safeway currently holds shares of our Class B Common Stock. The Charter Amendment will result in the shares of our Class B Common Stock distributed by Safeway to its stockholders in a Spin-Off, whether or not that Spin-Off is tax-free, no longer being convertible into shares of our Class A Common Stock, which means that our Class B Common Stock will retain ten votes per share voting power following the Spin-Off. Following the Spin-Off, our Class B Common Stock will trade separately from our Class A Common Stock and may trade at different prices per share than our Class A Common Stock. The Charter Amendment is intended to help preserve the ability of a Spin-Off to be tax-free for federal income tax purposes in the event such Spin-Off otherwise meets the applicable requirements for tax-free treatment, including in a circumstance in which Safeway does not consummate a strategic transaction involving the sale of Safeway that would prevent such tax-free treatment. Whether such a strategic transaction involving the sale of Safeway will be consummated is not expected to be known at the time of the Spin-Off. Under our present certificate of incorporation and the existing Tax Sharing Agreement (the “TSA”) between us and Safeway, upon completion of a Spin-Off intended to be tax-free to Safeway and its stockholders, the Class B Common Stock would retain ten votes per share voting power, and we could not seek to change this aspect of our capital structure if it could reasonably be expected to preclude Safeway’s ability to effect a tax-free Spin-Off.

We are engaged in discussions with Safeway to amend the TSA, also for the purpose of accommodating a Spin-Off that may or may not be tax-free to Safeway and its stockholders. We believe that if the Spin-Off is completed by mid-April 2014 and the Spin-Off is ultimately determined to be taxable to Safeway, we may realize certain federal and state income tax benefits that are potentially material and which would not be available to us in a Spin-Off that is tax free to Safeway for federal income tax purposes. The amendment to the TSA is expected to, among other things, specify how any such tax benefits are to be allocated as between us and Safeway. However, stockholders are cautioned that we do not control the timing of any Spin-Off or whether it will or will not be taxable to Safeway and its stockholders, and thereby no assurance can be given that we will realize any tax benefit from a Spin-Off or the amount or timing thereof. We also expect to amend the TSA to have the above-described restriction on pursuing a future charter amendment to remove the ten votes per share voting power of the Class B Common Stock continue for an indefinite term (but in any event at least four years following the Spin-Off) but this restriction would terminate if the Spin-Off is taxable to Safeway and its stockholders. At such time as an amendment to the TSA is approved and entered into, we will promptly make a public announcement by filing a Form 8-K with the SEC.

As noted above, our Conflicts Committee evaluated the Charter Amendment and recommended that the Board approve it.

Effectiveness of the Charter Amendment

The Charter Amendment will become effective upon the filing of a Certificate of Amendment setting forth the Charter Amendment with the Secretary of State of the State of Delaware, which the Company intends to file on or after the date of expiration of the 20-day period commencing on the date of mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act.

Stockholder Approval

As of February 27, 2014, the Record Date, there were 12,246,741 shares of Class A Common Stock and 40,247,280 shares of Class B Common Stock outstanding and entitled to vote. Each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote and ten votes, respectively, on matters submitted for stockholder approval. The approval of the Charter Amendment required the approval of the holders of a majority of the combined voting power of our outstanding Common Stock. As of the Record Date, an aggregate of 209,359,771 votes constituted the requisite majority for such approval.

On February 27, 2014, Safeway, as the holder of 10,592 shares of Class A Common Stock and 37,838,709 shares of Class B Common Stock, representing approximately 0.09% of our total outstanding shares of Class A Common Stock, 94.0% of our total outstanding shares of Class B Common Stock, 72.1% of our total outstanding shares of Common Stock and 91.2% of the combined voting power of our outstanding Common Stock as of such date, executed and delivered to the Company an Action by Written Consent of Stockholders, in accordance with Section 228 of the DGCL and our bylaws and certificate of incorporation, approving the Charter Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of February 19, 2014 by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our Common Stock, (ii) each named executive officer and each director and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the table below, the address of each beneficial owner listed in the table is c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, California 94588.

	Class A Common Stock		Class B Common Stock
	Number of Shares Beneficially Owned (1)	% of Class A Common Stock (1)	Number of Shares Beneficially Owned (1)(2)	% of Class B Common Stock (1)	% of Total Voting Power
5% Stockholders:
Safeway, Inc.	10,592	*	37,838,709	94.0%	91.2%
5918 Stoneridge Mall Rd.
Pleasanton, CA 94588
Columbia Wanger Asset Management, LLC (3)	2,181,500	17.8%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
Lazard Asset Management LLC (4)	983,059	8.0%
30 Rockefeller Plaza
New York, New York 10112
The Vanguard Group, Inc. (5)	593,944	4.9%
100 Vanguard Blvd.
Malvern, PA 19355
First Investors Management Company, Inc. (6)	963,475	7.9%
40 Wall Street – 10th Floor
New York, New York 10005
Capital World Investors (7)	921,500	7.5%
333 South Hope Street
Los Angeles, CA 90071
Named Executive Officers and Directors:
William Y. Tauscher (8) .	—	—	615,625	1.5%	1.5%
Talbott Roche (9) .	1,000	*	217,237	*	*
Jerry N. Ulrich (10).	—	—	157,000	*	*
David E. Durant (11) .	1,000	*	27,344	*	*
Steven A. Burd (12).	3,750	*	250,000	*	*
Robert L. Edwards (13)	10,592	*	37,922,209	94.2%	91.4%
Mohan Gyani (14)	3,750	*	50,000	*	*
Paul Hazen (15)	3,750	*	50,000	*	*
Douglas J. Mackenzie (16)	3,750	*	50,000	*	*
Lawrence F. Probst III (17)	3,750	*	50,000	*	*
Arun Sarin (18)	3,750	*	40,000	*	*
All Executive Officers and Directors as a Group (11 persons) (19)†	35,092	*	39,429,415	95.4%	95.1%

*	Represents beneficial ownership of less than 1%.
(1)

We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares of Class A Common Stock or Class B Common Stock beneficially owned by a person, entity or group and the corresponding voting percentage ownership of that person, entity or group, shares of Common Stock underlying options and warrants that are held by that person, entity or group and that are currently exercisable or exercisable within 60 days of February 19, 2014 are considered to be outstanding. We did not deem these shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person, entity or group. Except as indicated below, we believe, based on the information furnished to us, that the persons and entities named in this table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws where applicable.
(2)	Beneficial ownership as reported in the table excludes shares of Common Stock that may be issued upon the exercise of stock appreciation rights (“SARs”) that are exercisable within 60 days of February 19, 2014. The number of shares that will be received upon exercise of such SARs is not currently determinable and therefore is not included in the table above because each SAR gives the holder the right to receive the excess of the market price of one share of stock at the exercise date over the exercise price, which is not determinable until the date of exercise.
(3)	Based solely upon a Schedule 13G/A filed with the SEC on February 6, 2014 by Columbia Wanger Asset Management, LLC (“CWAM”), a registered investment adviser, and Columbia Acorn Fund, a registered investment company. These securities are owned by various investors, including Columbia Acorn Fund, which owns 900,000 shares of Class A Common Stock, representing 7.7% of the shares of Class A Common Stock outstanding. As the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares. CWAM reports having sole voting power over 1,950,500 shares of Class A Common Stock and sole dispositive power over 2,181,500 shares of Class A Common Stock; however, CWAM disclaims beneficial ownership of any such shares.
(4)	Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2014 by Lazard Asset Management LLC (“Lazard”). Lazard reports having sole voting power over 601,702 shares of Class A Common Stock and sole dispositive power over 983,059 shares of Class A Common Stock.
(5)	Based solely upon a Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group, Inc. (“Vanguard”). Vanguard reports having sole voting power over 12,242 shares of Class A Common Stock and sole dispositive power over 581,702 shares of Class A Common Stock. These securities are owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard.
(6)	Based solely upon a Schedule 13G filed with the SEC on February 12, 2014 by First Investors Management Company, Inc. (“First Investors”). First Investors reports having sole voting power and sole dispositive power over 963,475 shares of Class A Common Stock.
(7)	Based solely upon a Schedule 13G filed with the SEC on February 13, 2014 by Capital World Investors, a division of Capital Research and Management Company (“Capital”). Capital reports having sole voting power and sole dispositive power over 921,500 shares of Class A Common Stock.
(8)	Consists of 615,625 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.
(9)	Consists of (i) 1,000 shares of Class A Common Stock held by Talbott Roche, (ii) 95,787 shares of Class B Common Stock held by Talbott Roche, (iii) 6,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 115,450 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.
(10)	Consists of (i) 45,525 shares of Class B Common Stock held by The Ulrich Family Trust Dated November 1, 1996 as Amended and Restated in 2011, (ii) 30,725 shares of Class B Common Stock held by Jerry Ulrich, (iii) 6,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 74,750 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.
(11)	Consists of (i) 1,000 shares of Class A Common Stock held by David E. Durant, (ii) 4,419 shares of Class B Common Stock held by David E. Durant, (iii) 1,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 21,925 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.

(12)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option (ii) 50,000 shares of Class B Common Stock held by Steven A. Burd, (iii) 100,000 shares of Class B Common Stock held by the Christopher Dell Burd 1995 Trust and (iv) 100,000 shares of Class B Common Stock held by the Jason Carl Burd 1995 Trust
(13)	Consists of (i) 83,500 shares of Class B Common Stock held by Mr. Edwards, (ii) 10,592 shares of Class A Common Stock held by Safeway Inc. and (iii) 37,838,709 shares of Class B Common Stock held by Safeway Inc. Mr. Edwards is the President, Chief Executive Officer and a member of the board of directors of Safeway and may be deemed to be the beneficial owner of the shares of Class A Common Stock and Class B Common Stock held by Safeway. Mr. Edwards disclaims beneficial ownership of the Class A Common Stock and Class B Common Stock held by Safeway, except to the extent of his pecuniary interest therein.
(14)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.
(15)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.
(16)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.
(17)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.
(18)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 40,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.
(19)	Includes 1,067,750 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of February 19, 2014.

DISSENTERS’ RIGHTS OF APPRAISAL

Delaware law does not provide for dissenters’ rights or similar rights of appraisal in connection with the corporate action described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

The officers and directors of the Company do not have any substantial interest in the matters acted upon pursuant to the Stockholder Consent, other than in their respective roles as officers or directors of the Company and to the extent affected by the terms of the Charter Amendment as holders of shares, or options exercisable for shares, of our Common Stock. However, certain of our directors are affiliated with Safeway and our CEO, William Tauscher, is a Safeway director. To the extent that Safeway may be deemed to have an interest in the Charter Amendment separate from our public stockholders, we believe this interest was addressed through the determination of our Conflicts Committee to recommend to our Board approval of the Charter Amendment.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588, or by calling the Company at (925) 226-9990 and requesting a copy of the Information Statement. Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION BY REFERENCE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which has been filed with the Securities and Exchange Commission pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement.

OTHER MATTERS

This Information Statement is dated March     , 2014. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date above, unless expressly provided, and the mailing of this Information Statement to stockholders on or about March , 2014, or on any date thereafter, does not create any implication to the contrary.

By Order of the Board of Directors,

/s/ David E. Durant
David E. Durant Secretary

Dated: March     , 2014

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

BLACKHAWK NETWORK HOLDINGS, INC.

Blackhawk Network Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

The name of the Corporation is Blackhawk Network Holdings, Inc., which was originally incorporated under the name “Blackhawk Network, Inc.”. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 27, 2006. The Certificate of Incorporation of the Corporation was amended and restated through the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on April 18, 2013 (the “Amended and Restated Certificate of Incorporation”).

This Certificate of Amendment has been duly adopted and approved by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (“DGCL”), and the Corporation’s stockholders have given their written consent in accordance with Section 228 of the Delaware Corporate Law.

The Amended and Restated Certificate of Incorporation is hereby amended by:

1. Amending and replacing Article IV Section 3(a)(ii) by inserting a new Section 3(a)(ii) to read in full as follows:

“(ii) Automatic Conversion. Subject to Section 3(a)(iii) of this Article IV, (A) each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and non-assessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Section 5 of this Article IV) other than a Permitted Transfer (as defined in Section 5 of this Article IV) of such share of Class B Common Stock, (B) all shares of Class B Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of shares of fully paid and non-assessable Class A Common Stock at such time as Safeway ceases to beneficially own at least fifteen percent (15%) of the then outstanding capital stock of, or other equity interests in, the Corporation (on an as-converted to Class A Common Stock basis) other than as a result of a Spin-Off (as defined in Section 5 of this Article IV), and (C) all shares of Class B Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of shares of fully paid and non-assessable Class A Common Stock at such date and time, or upon the occurrence of an event, specified by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class (the occurrence of an event described in clause (A), (B) or (C) of this Section 3(a)(ii) of this Article IV, a “Conversion Event”). Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock that is converted pursuant to this Section 3(a)(ii) shall thereupon be retired by the Corporation and shall not be available for reissuance.”

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2. Amending and replacing Article IV Section 3(a)(iii) by inserting a new Section 3(a)(iii) to read in full as follows:

“(iii) Notwithstanding the foregoing, upon the occurrence of any Spin-Off (as defined in Section 5 of this Article IV), (x) any shares of Class B Common Stock transferred to stockholders of Safeway Inc. or any successor thereto by merger, consolidation, acquisition of all or substantially all assets or otherwise by operation of law (“Safeway”) in a Spin-Off shall not be converted into shares of Class A Common Stock and (y) from and following the Spin-Off, the provisions of Section 3(a)(i) and 3(a)(ii) of this Article IV shall terminate and cease to apply to any shares of Class B Common Stock outstanding.”

3. Amending and replacing Article IV Section 3(h) by inserting a new Section 3(h) to read in full as follows:

“(h) Conversion Shares. So long as any shares of Class B Common Stock remain outstanding, the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.”

4. Amending and replacing Article IV Section 5(c) by inserting a new Section 5(c) to read in full as follows:

“(c) “Spin-Off” shall mean any distribution of shares of Common Stock then beneficially owned by Safeway to the holders of equity securities of Safeway in a spin-off, split-off or split-up transaction, whether or not intended to be tax-free for federal income tax purposes, including any distribution in exchange for Safeway shares or securities.”

(Signature Page Follows)

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IN WITNESS WHEREOF, Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been signed this     day of                 , 2014.

BLACKHAWK NETWORK HOLDINGS, INC.

By:
Name: David E. Durant
Title: Secretary and General Counsel

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